                                                                   EXHIBIT 4.38


      AMENDMENT TO SENIOR SECURED CREDIT FACILITY NOTE PURCHASE AGREEMENT


         This AMENDMENT TO SENIOR SECURED CREDIT FACILITY NOTE PURCHASE AGREEMENT (the "Amendment") is entered into as of October 1, 1996 by and among Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company") Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG"), Yewdale Holdings Limited ("Yewdale"), Hanwa American Corp. ("Hanwa") and debis Financial Services, Inc. ("debis" and, together with Yewdale and Hanwa, the "Holders").


                             R  E  C  I  T  A  L  S


         WHEREAS, the Company, RPG and the Holders have entered into that certain Senior Secured Credit Facility Note Purchase Agreement dated as of October 10, 1995 (the "Note Purchase Agreement"; all capitalized terms defined in the Note Purchase Agreement and not otherwise defined herein shall have the meaning given them in the Note Purchase Agreement);

         WHEREAS, the Note Purchase Agreement provides for the purchase by and issuance to debis of Additional Notes, subject to the satisfaction of specified conditions precedent;

         WHEREAS, the Note Purchase Agreement establishes the rate of interest to be paid on the Notes (including the Additional Notes);

         WHEREAS, the parties desire to amend the Note Purchase Agreement (and, to the extent appropriate, the other Operative Documents) to modify the provisions with respect to the purchase and issuance of the Additional Notes, to alter the rate of interest to be paid on the Notes as of and from the date of this Amendment, and to revise the Note Purchase Agreement in certain other respects;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1.      The Note Purchase Agreement is hereby amended by deleting
Section 1.2(b) in its entirety and substituting therefor the following Section 1.2(b):

                          (b) Subject to the conditions set forth in this paragraph, debis agrees to purchase, at the Company's election, up to an additional aggregate $50 million principal amount of Notes (the "Additional Notes") on one or more, but not to exceed four, Additional Closing Dates (the

         "Additional Closing Commitment"). The closing of debis' purchase of the Additional Notes, or any portion thereof if less than the entire amount is purchased at one closing (each, an "Additional Closing" or an "Additional Closing Date") shall be held at the offices of Richards & O'Neill, LLP, at 885 Third Avenue, New York, New York, or at such other place as the parties hereto mutually may agree, on such dates from April 1, 1997 through August 31, 1997, inclusive, as are selected by the Company, subject to the following conditions in respect of each Additional Closing Date:

                                  (i)      The Company shall have given debis
         written notice not less than ten (10) Business Days in advance of the Additional Closing Date.

                                  (ii)     The representations and warranties
         of the Company set forth in this Agreement shall be true and correct on and as of such Additional Closing Date except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and no Default or Event of Default shall have occurred hereunder and no Default or Event of Default would occur hereunder upon the issuance of the Notes on such Additional Closing Date.

                                  (iii)    There shall not have occurred and be
         continuing any Material Adverse Change.

                                  (iv)     All the conditions of closing set
         forth in Section 3 shall have been satisfied on such Additional Closing Date in respect of the Company and its Subsidiaries (provided, however, that the conditions set forth in Sections 3.2, 3.14(b), 3.14(d) and 3.14(e) shall be deemed to have been satisfied on such Additional Closing Date if such condition shall have been satisfied not more than one year prior to such Additional Closing Date).

                                  (v)      To the extent that the Company makes
         an HE Intercompany Senior Loan and/or an RPG Intercompany Senior Loan from the proceeds of the issuance of Additional Notes at such Additional Closing, HE and/or RPG, as the case may be, shall have issued to the Company an HE Intercompany Senior Note or an RPG Intercompany Senior Note, respectively, evidencing such loan; the sum of the amounts of any such HE Intercompany Senior Loan, any such RPG Intercompany Senior Loan and the amount of any proceeds of such Additional Notes deposited by the Company in the Excess Proceeds Escrow Account on such

         Additional Closing Date shall be at least equal to the principal amount of the Additional Notes purchased by debis on such Additional Closing Date.

                                  (vi)     The Intercompany Notes issued on
         such Additional Closing Date shall have been secured as provided in
         Section 1.3.

                                  (vii)    An update of the title policies on
         the real properties securing the HE Intercompany Senior Loan and/or the RPG Intercompany Senior Loan, as the case may be, and referred to in Section 3.5 hereof shall have been obtained not more than one year prior to such Additional Closing Date and shall have shown no encumbrances or liens other than Permitted Liens.

         2.      The Note Purchase Agreement is hereby amended by deleting
Section 1.2(d) in its entirety and substituting therefor the following:

                          (d)     [INTENTIONALLY OMITTED]

         3. The Note Purchase Agreement is hereby amended by deleting the second sentence of Section 1.3(c) in its entirety.

         4.      The Note Purchase Agreement is hereby amended by deleting
Section 1.3(g) in its entirety and substituting therefor the following:

                          (g)     [INTENTIONALLY OMITTED]

         5.      The Note Purchase Agreement is hereby amended by deleting
Section 1.4 (a) in its entirety and substituting therefor the following Section 1.4(a):

                          (a)     On the Initial Closing Date, the Company
shall make a loan of up to $82 million to HE and thereafter the Company may from time to time make additional loans to HE (each such loan being an "HE Intercompany Senior Loan"). The HE Intercompany Senior Loans shall be evidenced by one or more HE Intercompany Senior Notes substantially in the form attached hereto as Exhibit L. HE will use the entire proceeds of the HE Intercompany Senior Loan made on the Initial Closing Date to repay Indebtedness incurred by it pursuant to the Previous Senior Secured Note Purchase Agreement, the Subordinated Note Purchase Agreement, the HE Partner Loans and the HE/debis Loan Agreement, to pay debt issuance costs and to fund the expansion of existing facilities.

         6.      The Note Purchase Agreement is hereby amended by deleting
Section 1.4(b) in its entirety and substituting therefor the following Section 1.4(b):

                          (b)     On the Initial Closing Date, the Company
shall make a loan of up to $74.5 million to RPG and thereafter the Company may from time to time make additional loans to RPG (each such loan being an "RPG Intercompany Senior Loan"). The RPG Intercompany Senior Loans shall be evidenced by one or more RPG Intercompany Senior Notes substantially in the form attached hereto as Exhibit M. RPG will use the entire proceeds of the RPG Intercompany Senior Loan made on the Initial Closing Date to repay Indebtedness incurred by it pursuant to the Previous Senior Secured Note Purchase Agreement, the Subordinated Note Purchase Agreement, the RPG Partner Loans and the RPG/debis Loan Agreement, to pay debt issuance costs, to repay an intercompany loan from HE and to fund the expansion of existing facilities.

         7.      The Note Purchase Agreement is hereby amended by deleting
Section 1.4(c) in its entirety and substituting therefor the following Section 1.4(c):

                          (c) On each Additional Closing Date, the Company shall use the entire proceeds from the sale of Additional Notes on such Additional Closing Date as follows: (i) to make a loan or loans to HE and/or RPG; and (ii) to deposit the balance of such proceeds in the Excess Proceeds Escrow Account, provided that the Company shall withdraw the proceeds of Additional Notes from the Excess Proceeds Escrow Account only to make one or more loans to HE and/or to RPG.

         8.      The Note Purchase Agreement is hereby amended by deleting
Section 3.A in its entirety and substituting therefor the following Section
3.A:

                          A. Your obligation to purchase and pay for the Notes to be purchased by you on the Closing Date (or any Additional Closing Date) shall be subject to the satisfaction on or before the Closing Date (or the Additional Closing Date) of the conditions hereinafter set forth. For purposes of determining whether the conditions of this Section 3 have been satisfied with respect to such Additional Closing, references herein to the "Closing Date" and the "Closing" shall be deemed references to an "Additional Closing Date" and an "Additional Closing," and reference to "you" shall be deemed references to "debis," provided that (i) the originals of all Intercompany Notes shall be delivered to the person designated by the Majority Noteholders as described in Section 3.8(3), and copies thereof shall be delivered to each Noteholder; (2) originals of all insurance certificates and all Operative Documents (other than the Additional Notes, the Intercompany Notes, the Harrison County Mortgage, the Assignment of Harrison County Mortgage, and the HIND Intercompany Senior Note) shall have been delivered to each Noteholder; and (3) copies of all other documents required to be delivered in connection with such Additional Closing shall be delivered to each Noteholder.

         9.      The Note Purchase Agreement is hereby amended by deleting
Section 3.8(2) in its entirety and substituting therefor the following Section 3.8(2):

                          (2) On each Additional Closing Date, the HG Pledge Agreement shall be in full force and effect. On each Additional Closing Date you shall have received Intercompany Notes from HE and/or RPG which in the aggregate evidence the excess of the amount of Notes purchased by debis on such Additional Closing Date over the amount of proceeds deposited in the Excess Proceeds Escrow Account by the Company on such Additional Closing Date.

         10.     The Note Purchase Agreement is hereby amended by deleting
Section 3.8(3) in its entirety and substituting therefor the following Section 3.8(3):

                          (3) The Majority Noteholders shall determine who shall hold the HE Intercompany Senior Note, the RPG Intercompany Senior Note and the other Intercompany Notes as secured party on behalf of all of the Purchasers.

         11.     The Note Purchase Agreement is hereby amended by deleting
Section 3.10 in its entirety and substituting therefor the following Section
3.10:

                 Section 3.10 Insurance. You shall have received certificates evidencing the insurance required by this Agreement in respect of the real estate underlying the Bossier City Mortgage and real estate underlying the Tunica County Deed of Trust together with loss payable endorsements in your favor under all such insurance policies.

         12.     The Note Purchase Agreement is hereby amended by deleting
Section 3.13(2) in its entirety and substituting therefor the following Section 3.13(2):

                          (2) On each Additional Closing Date, the Company and each Subsidiary that receives proceeds from the issuance of Additional Notes on such Additional Closing Date shall have obtained all required consents, approvals and authorizations, and you shall have received a certificate of the Company and each such Subsidiary, as applicable, signed by an executive officer, dated the Additional Closing Date, to such effect.

         13.     The Note Purchase Agreement is hereby amended by deleting
Section 3.14(i) in its entirety and substituting therefor the following Section 3.14(i):

                          (i) On each Additional Closing Date similar documents, as appropriate, shall have been delivered to debis with regard to the

         Company and HE and/or RPG, if applicable, in respect of the sale of Additional Notes on such Additional Closing Date.

         14.     The Note Purchase Agreement is hereby amended by deleting
Section 4.1 in its entirety and substituting therefor the following Section
4.1:

                 Section 4.1. Interest. The Notes shall bear interest from the Initial Closing Date (or, if later, the date of their issuance) to and including September 30, 1996, at the rate per annum equal to the greater of (a) 10.00% or (b) three-month LIBOR plus 2.50%. The Notes shall bear interest on and after October 1, 1996, at a rate per annum equal to the sum of six-month LIBOR plus 3.00%. Such interest rate for each quarterly or semi-annual period shall be set on the first day of such period and shall be applicable to that period. Interest will be payable quarterly on each March 31, June 30, September 30 and December 31 to the registered Holders of the Notes at the close of business on March 15, June 15, September 15 and December 15, respectively, immediately preceding the next payment date. Such interest payments shall commence on December 31, 1995, with respect to Notes other than Additional Notes, and with respect to Additional Notes shall commence on the last day of the fiscal quarter following the fiscal quarter in which the sale of such Additional Notes to debis shall have occurred. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay principal and interest to each registered Holder of the Notes in the manner provided in Schedule I hereto under the name of such Holder.

         15.     The Note Purchase Agreement is hereby amended by deleting from
Section 4.7(a) the word "Senior" the one time that such word appears therein.

         16.     The Note Purchase Agreement is hereby amended by deleting
Section 6.21 in its entirety and substituting therefor the following Section
6.21:

                 Section 6.21. Escrow Agreement. As of the Initial Closing Date, the Company shall place in the Excess Proceeds Escrow Account, to be administered by an independent escrow agent pursuant to the Excess Proceeds Escrow Agreement, an amount equal to the remainder of
         (a) the aggregate proceeds of the sale of the Notes (other than the Additional Notes) and the Senior Notes (other than the Senior Notes sold upon exercise of the Warrants), less (b) the amount of such proceeds being loaned to RPG and HE on the Initial Closing Date less
         (c) without duplication, amounts used to repay certain indebtedness of RPG and HE and certain transaction fees and less (d) $5 million to be retained by the Company for working capital (such remainder is estimated to be approximately $31 million and is herein referred to as the "Initial Excess Proceeds"). The proceeds from the sale of Senior Notes upon exercise of the Warrants (the "Warrant Proceeds") shall also be placed in the Excess Proceeds Escrow Account. The remainder of (a) the proceeds from the sale of Additional Notes, less (b) the amount of such proceeds loaned to HE or RPG on the respective Additional Closing Date (the "Additional Excess Proceeds") shall also be placed in the Excess Proceeds Escrow Account. (The Initial Excess Proceeds, the Warrant Proceeds and the Additional Excess Proceeds are herein referred to together as the "Excess Proceeds"). The Excess Proceeds Escrow Agreement will restrict the use of the Excess Proceeds to the development by the Company of New Projects and the repayment of Indebtedness of the Company and its Subsidiaries. Notwithstanding the foregoing, the Additional Excess Proceeds shall only be used by the Company to make Intercompany Loans to HE and/or to RPG for the expansion and renovation of, and construction of additional facilities in connection with, the Horseshoe Bossier City Casino and/or the Horseshoe Tunica Casino, respectively. The Company and RPG shall comply in all material respects with the terms of the Excess Proceeds Escrow Agreement.

         17.     The Note Purchase Agreement is hereby amended by deleting from
Section 7.1 the following terms and their respective definitions: "Additional Closing Commitment Period" and "Additional Commitment Notice."

         18.     The Note Purchase Agreement is hereby amended by deleting from
Section 7.1 the term "LIBOR" and its definition and substituting therefor the following:

                 "LIBOR" shall mean: (a) with respect to each period described in Section 4.1 and ending prior to October 1, 1996, the offered rate per annum on such date of determination in the London Interbank market for deposits in U.S. dollars of amounts equal or comparable to the then outstanding aggregate principal amount of the Notes for a three-month term; and (b) with respect to each period described in
         Section 4.1 and ending after September 30, 1996, the offered rate per annum in the London Interbank market for deposits in U.S. dollars of amounts equal or comparable to the then outstanding aggregate principal amount of the Notes for a period of six months appearing on the Telerate Page 3750 as of 11:00 a.m. London time two London banking days prior to the first day of such period.

         19.     The Note Purchase Agreement is hereby amended by deleting from
Section 7.1 the term "New Project Subsidiary" and its definition and substituting therefor the following:

                 "New Project Subsidiary" shall mean the Subsidiary of the Company, including without limitation HE and RPG, that owns the Company's interest in any New Project.

         20.     The Note Purchase Agreement is hereby amended by deleting from
Section 7.1 the term "Notes" and its definition and substituting therefor the following:

                 "Notes" shall have the meaning ascribed thereto in Section 1.1 and shall include the Additional Notes and all other Notes sold pursuant to Section 1.2(e) or Section 6.9(g).

         21.     The Note Purchase Agreement is hereby amended by deleting from
Section 8.1J the four phrases "the Harrison County Mortgage, if applicable," "the Assignment of Harrison County Mortgage, if applicable," "or the mortgaged property of HIND, as described in the Harrison County Mortgage," and "the Harrison County Preferred Ship Mortgage" the one time that each such phrase appears therein.

         22. The Note Purchase Agreement is hereby amended by replacing, effective as of the date of this Amendment, Schedule II and Schedule 2(u) to the Note Purchase Agreement with Schedule II and Schedule 2(u), respectively, to this Amendment. The Company may hereafter replace, revise or supplement each Schedule to the Note Purchase Agreement by delivering notice to the Holders of such replacement, revision or supplement in accordance with Section 14.4.

         23. In accordance with the action heretofore taken by Worldwide Gaming L.L.C. to change its name to JBB Gaming Investments, L.L.C, each reference to Worldwide Gaming L.L.C. in the Note Purchase Agreement or the other Operative Documents shall be deemed to be references to JBB Gaming Investments, L.L.C.

         24. The Senior Secured Credit Facility Notes due September 30, 1999 heretofore issued to the Holders, and the form of the Senior Secured Credit Facility Notes due September 30, 1999 to be issued hereafter pursuant to the Note Purchase Agreement are each hereby amended by deleting from the first paragraph thereof (immediately following the capitalized legends thereon) the last seventy-four (74) words of the first sentence (commencing with the words "at the rate per annum...") and the second sentence in its entirety (concluding with the words "... applicable to that quarterly period.") and substituting therefor the following:

         from October 10, 1995 (or, if later, the date of their issuance) to and including September 30, 1996 at the rate per annum equal to the greater of (a) 10.00% or (b) three month LIBOR (as defined in the Note Purchase Agreement) plus 2.50%, and from and after October 1, 1996 (or, if later, the date of their issuance), at a rate per annum equal to the sum of six month LIBOR plus 3.00%, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1995, until said principal amounts shall have become due and payable, plus additional interest payable as and when set forth in the Note Purchase Agreement. The interest rate for each quarterly or semi-annual period shall be set on the first day of each such period and shall be applicable to such period.

         25. Upon the execution and delivery of this Amendment by each of the parties hereto, the Company shall pay to each Holder a restructuring fee equal to six-tenths of one percent (0.6%) of the outstanding principal balance as of October 1, 1996, of the Notes held by such Holder plus the Additional Closing Commitment of such Holder, equal to $133,673.14 in the case of Hanwa, equal to $125,318.57 in the case of Yewdale and equal to $516,826.55 in the case of debis.

         26. Except as specifically provided in this Amendment, the Note Purchase Agreement shall remain in full force and effect, without modification. To the extent that any terms or provisions of this Amendment conflict with the terms or provisions of the Note Purchase Agreement, the terms and provisions of this Amendment shall control. This Amendment is effective, upon the execution hereof by each of the parties hereto, as of October 1, 1996.

         27. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

         28. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all such counterparts taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first above written.


                        HORSESHOE GAMING, L.L.C.

                        By:      Horseshoe Gaming, Inc.,
                                 its sole manager


                        By:
                                 ---------------------------------------------
                                 Name:   Walter J. Haybert
                                 Title:  Treasurer


                        ROBINSON PROPERTY GROUP
                        LIMITED PARTNERSHIP

                        By:      Horseshoe G.P., Inc., its general partner


                        By:
                                 ---------------------------------------------
                                 Name:   Walter J. Haybert
                                 Title:  Treasurer


                        YEWDALE HOLDINGS LIMITED


                        By:
                                 ---------------------------------------------
                                 Name:
                                 Title:


                        HANWA AMERICAN CORP.

                        By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                                DEBIS FINANCIAL SERVICES, INC.


                                By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                  SCHEDULE II



            OWNERSHIP OF THE COMPANY AND ITS SUBSIDIARIES

I.          Ownership of the Company
            See Exhibit A attached to this Schedule II.

II.         Ownership of Horseshoe GP, Inc.
            The Company owns 100% of Horseshoe GP, Inc. ("HGP")

III.        Ownership of NGCP
            The Company owns 99% of NGCP as a limited partner and HGP owns 1% of NGCP as a general partner.

IV.         Ownership of HE
            NGCP owns 89% of HE as the sole general partner and 2.92% of HE as a limited partner, August Robin owns 3% of HE as a limited partner, Cassandra Piper owns 4.58% of HE as a limited partner and Wendell
            Piper owns 0.50% of HE as a limited partner.   NGCP has entered
            into an option agreement to acquire an additional 1% interest in HE as a limited partner.

V.          Ownership of RPG
            The Company owns 99% of RPG as a limited partner and HGP owns 1% of RPG as a general partner.

VI.         Ownership of HIND
            The Company owns 50% of the membership interests of HIND and Jack Binion and B&O own the remainder of the membership interests of HIND (subject to the Company's option to acquire such membership interests). The Company is the manager of HIND. Thirty percent of the membership interests of HIND are available for issuance to local partners and senior management of HIND. Upon issuance, the Company's percentage ownership of HIND will be diluted on a ratable basis with the interests of Jack Binion and B&O.

VII.        Ownership of Horseshoe Ventures
            JBB Gaming Investments, L.L.C. owns 20% of the membership interests of Horseshoe Ventures and the Company owns 80% of the membership interests of Horseshoe Ventures and is the manager thereof.

VIII.       Ownership of Red Oak Insurance Company Ltd.
            The Company owns 100% of Red Oak Insurance Company Ltd.

            Convertible Securities, Warrants, Options, Rights to Purchase, Calls, etc.

            Warrants

                 Yewdale Holdings Limited ("Yewdale") holds warrants to purchase membership interests in the Company. Upon exercise of such warrants and the payment of the exercise price to the Company, the Company shall distribute such payment to HGI in consideration for HGI's agreement to reduce its membership interest by the amount purchased under such warrants.

            Employment Agreements

1. HGI and John Michael Allen have entered into a put/call option pursuant to an employment agreement dated October 1, 1995 by and among HGI and John Michael Allen.

2. Gary Anderson and RPG have entered into a put/call option pursuant to an employment agreement dated October 31, 1993 by and among RPG and Gary Anderson.

3. Rick Cook and HE have entered into a put/call option pursuant to an employment agreement dated October 31, 1994 by and among HE and Rick Cook.

4. Walter J. Haybert and the Company have entered into a put/call option pursuant to an employment agreement dated July 20, 1995 by and among the Company and Walter J. Haybert.

5. Robert McQueen and RPG have entered into a put/call option pursuant to an employment agreement dated June 7, 1994 by and among RPG and Robert McQueen.

6. John Schreiber and HGI have entered into a put/call option pursuant to an employment agreement dated October 1, 1995 by and among HGI and John Schreiber.

7. Richard Waters and HE have entered into a put/call option pursuant to an employment agreement dated February 1, 1994 by and among HE and Richard Waters.

 8. HGI and Gary Border have entered into a put/call option pursuant to an employment agreement dated July 1, 1996 by and between HGI and Gary Border.

                            EXHIBIT A to Schedule II




                        HORSESHOE GAMING, L.L.C. MEMBERS


                                                                     PERCENTAGE
                 NAME                                UNITS            INTEREST
                 ----                                -----         ------------
HORSESHOE GAMING, INC                              30,715,128         30.531675%

JACK B. BINION                                     17,366,247         17.262523%

G.A. ROBINSON, III                                  1,158,897          1.151975%

ROBINSON PROPERTY GROUP, INC                          231,779          0.230395%

TED J. FECHSER TRUST
Becky Behnen, Trustee                               3,277,941          3.258363%

FANCY ANN FECHSER TRUST
Becky Behnen, Trustee                               3,277,941          3.258363%

JAMES CHRISTOPHER FECHSER TRUST,
Becky Behnen, Trustee                               3,277,941          3.258363%

ROBERT DANIEL FECHSER TRUST,
Becky Behnen, Trustee                               3,277,941          3.258363%

BEN EVAN JOHNSON TRUST,
Becky Behnen Trustee                                3,277,941          3.258363%

KATIE O'NEILL TRUST,
Wanda Parsons, Trustee                              3,277,941          3.258363%

KELLIE O'NEILL TRUST,
Wanda Parsons, Trustee                              3,277,941          3.258363%

JERRY HOWARD                                          289,724          0.287994%

ROBERT MCQUEEN                                        144,862          0.143997%

GARY ANDERSON                                         434,586          0.431990%

LOREN S. OSTROW LIVING TRUST,
Loren S. Ostrow, Trustee                            1,577,967          1.568542%

                                                                      PERCENTAGE
                 NAME                                UNITS             INTEREST
                 ----                               ---------          ---------
THE ALANIS FAMILY PARTNERSHIP                       3,155,935          3.137085%

ONYX PARTNERS, INC                                     97,461          0.096879%

JOHN MICHAEL ALLEN                                  1,316,203          1.308342%

DOYLE BRUNSON                                         525,989          0.522847%

LOUISE BRUNSON                                        525,989          0.522847%

TODD BRUNSON                                          525,989          0.522847%

PAM BRUNSON                                           525,989          0.522847%

RICK COOK                                             131,497          0.130712%

DAVID REESE                                         2,103,957          2.091391%

KATHLEEN ROSE                                         631,986          0.628212%

TED J. FECHSER TRUST,
Peri Cope Howard, Trustee                             945,059          0.939414%

FANCY ANN FECHSER TRUST,
Peri Cope Howard, Trustee                             945,059          0.939414%

JAMES CHRISTOPHER FECHSER TRUST,
Peri Cope Howard, Trustee                             945,059          0.939414%

ROBERT DANIEL FECHSER TRUST,
Peri Cope Howard, Trustee                             945,059          0.939414%

KATIE O'NEILL TRUST,
Peri Cope Howard, Trustee                             945,059          0.939414%

KELLIE O'NEILL TRUST,
Peri Cope Howard, Trustee                             945,059          0.939414%

BEN EVAN JOHNSON TRUST,
Peri Cope Howard, Trustee                             945,059          0.939414%

RACHEL FECHSER TRUST,
Peri Cope Howard, Trustee                             945,059          0.939414%

                                                                      PERCENTAGE
                 NAME                                  UNITS           INTEREST
                 ----                                  -----         ------------
BONNIE BINION TRUST,
Peri Cope Howard, Trustee                              189,013         0.187884%

BENNY BEHNEN TRUST,
Peri Cope Howard, Trustee                              189,013         0.187884%

JACK BEHNEN TRUST,
Peri Cope Howard, Trustee                              189,013         0.187884%

KEY FECHSER                                            189,013         0.187884%

BOBBY FECHSER                                          189,013         0.187884%

MINDY JOHNSON                                          189,013         0.187884%

LESLIE KENNY                                           378,025         0.375767%

PERI COPE HOWARD                                       378,025         0.375767%

JOHN SCHREIBER                                         750,734         0.746250%

RICHARD WATERS                                         236,265         0.234854%

POST BALANCED FUND, L.P.                               350,861         0.348765%

CAPITAL FUND FOUNDATION                                 87,715         0.087191%

CHARLES N. MATHEWSON CHARITABLE REMAINDER
UNITRUST, Raymond Zimmerman, Trustee                    29,238         0.029063%

JANLESS CORP                                           389,846         0.387518%

ALPINE ASSOCIATES, A LIMITED PARTNERSHIP                97,461         0.096879%

ANDREW ASTRACHAN                                     2,513,093         2.498083%

DONALD SCHUPAK                                       1,285,784         1.278104%

WALT HAYBERT                                           500,489         0.497500%

GARY BORDER                                            503,004         0.500000%


                             TOTAL:                100,600,862       100.000000%

                                 SCHEDULE 2(u)





                             Employee Benefit Plans


1. RPG, HE and Horseshoe Gaming, Inc., as the Manager of the Company (collectively, the "Entities") each maintain several welfare employee benefit plans. Such plans provide health insurance, life insurance, dental insurance, and vision insurance. The employees have the option to purchase additional insurance life, cancer, and disability. Based on certain contractual agreements with executives, the Entities provide bonuses based on profitability. The Entities are also obligated to provide severance benefits pursuant to certain employment contracts. Certain of those individuals are also entitled to deferred compensation benefits.

2.       Each of the Entities maintains a Section 125 Cafeteria Plan.

3. Each of the Entities has established a Section 401(k) plan in which its employees may participate. These plans are IRS-approved prototype plans maintained by Scudder.

4.       The Entities provide vacation benefits.